Exhibit 99.1

Cyngn Announces Pricing of $5.0 Million Firm Commitment Public Offering of Common Stock

MENLO PARK, Calif., April 23, 2024 /PRNewswire/ -- Cyngn Inc. (the “Company” or “Cyngn”) (Nasdaq: CYN), a developer of AI-powered autonomous driving software solutions for industrial applications, today announced the pricing of its public offering made on a firm commitment basis with gross proceeds to the Company expected to be approximately $5.0 million, before deducting fees and other expenses payable by the Company. The offering consists of 50,000,000 shares of common stock and pre-funded warrants. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold at a purchase price of $0.10 per share (or $0.99999 per pre-funded warrant after reducing $0.00001 attributable to the exercise price of the pre-funded warrants).

In addition, Cyngn has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to 15% of the number of shares or pre-funded warrants sold in the offering solely to cover over-allotments, if any.

The offering is expected to close on April 25, 2024, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the offering for general corporate purposes, including working capital.

Aegis Capital Corp. is acting as sole bookrunner for the offering. Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company for the offering. Kaufman & Canoles, P.C. is acting as counsel to Aegis for the offering.

A registration statement on Form S-1 (File No. 333-278671) relating to the offering of the securities was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on April 23, 2024. The offering is being made only by means of a prospectus. A final prospectus describing the terms of the proposed transaction may be obtained, when available, on the SEC’s website, www.sec.gov or by contacting Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, NY 10105, by telephone at (212) 813-1010 or by email at syndicate@aegiscap.com. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cyngn

Cyngn develops and deploys scalable, differentiated autonomous vehicle technology for industrial organizations. Cyngn’s self-driving solutions allow existing workforces to increase productivity and efficiency. The Company addresses significant challenges facing industrial organizations today, such as labor shortages, costly safety incidents, and increased consumer demand for eCommerce.

Cyngn’s DriveMod Kit can be installed on new industrial vehicles at end of line or via retrofit, empowering customers to seamlessly adopt self-driving technology into their operations without high upfront costs or the need to completely replace existing vehicle investments.

Cyngn’s flagship product, its Enterprise Autonomy Suite, includes DriveMod (autonomous vehicle system), Cyngn Insight (customer-facing suite of AV fleet management, teleoperation, and analytics tools), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling).

Find Cyngn on:

●	Website: cyngn.com

●	Twitter: twitter.com/cyngn

●	LinkedIn: https://www.linkedin.com/company/cyngn

●	YouTube: https://www.youtube.com/@cyngnhq

Investor Contact:
Don Alvarez, CFO
investors@cyngn.com

Media Contact:
Luke Renner, Head of Marketing
media@cyngn.com

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s annual report on Form 10-K filed with the SEC on March 7, 2024. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyngn undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Cyngn is not responsible for the contents of third-party websites.

SOURCE Cyngn